UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SIERRA MONITOR CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SUPPLEMENT TO PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

OF SIERRA MONITOR CORPORATION

TO BE HELD ON MAY 31, 2017

On or about April 24, 2017, Sierra Monitor Corporation (the “Company”) commenced mailing to its shareholders its definitive proxy statement for the 2017 Annual Meeting of Shareholders (the “Proxy Statement”) to be held on Wednesday, May 31, 2017 at 10:00 a.m., Pacific Time. This supplement, which describes a recent change in the proposed nominees for election to the Board of Directors of the Company and updates the Security Ownership of Certain Beneficial Owners and Management, should be read in conjunction with the Proxy Statement.

Withdrawal of Nominee for Election as Director

On May 10, 2017, Varun Nagaraj, President, Chief Executive Officer and Director of the Company, departed from his executive officer roles and resigned from the Board of Directors of the Company. Mr. Nagaraj’s departure was not related to any disagreement with the Company regarding any financial or other matters.

The Board appointed Gordon Arnold as interim President and Chief Executive Officer effective upon Mr. Nagaraj’s departure. Mr. Arnold will continue to serve in his role as Executive Chairman and Director in addition to filling the interim roles of President and Chief Executive Officer. For further details, see the Current Report on Form 8-K filed by the Company on May 11, 2017.

Mr. Nagaraj had been included as a nominee of the Board in the Proxy Statement and proxy card for the 2017 Annual Meeting. In light of his departure and resignation, Mr. Nagaraj is no longer standing for re-election to the Board at the 2017 Annual Meeting. In connection with Mr. Nagaraj’s resignation, the size of the Board was reduced from five members to four members, and no other nominee for election at the 2017 Annual Meeting will be named in Mr. Nagaraj’s place.

Also, given that Jay T. Last is not standing for reelection as described in the Proxy Statement, the size of the Board of Directors will be further reduced to three members upon the completion of the 2017 Annual Meeting. Going forward the proposed Board of Directors will be comprised of a majority of independent directors (Messrs. Kramlich and Marshall) and one director who does not meet the definition of “independent” director (Mr. Arnold), as determined by our Board using the definition provided under the rules of the NASDAQ Stock Market.

The Company’s slate of director nominees otherwise remains unchanged, previously voted proxies remain valid (other than with respect to Mr. Nagaraj) and Company shareholders eligible to vote at the 2017 Annual Meeting may continue to use their proxy cards to vote their shares as to the remaining nominees to the Board and the other matters being voted on at the 2017 Annual Meeting.

Voting Matters

If you have already returned your proxy or provided voting instructions, you do not need to take any action with respect to the changes included in this supplement unless you wish to change your vote.

Proxies already returned by shareholders (via Internet, telephone or mail) will remain valid and will be voted at the 2017 Annual Meeting unless revoked. Proxies received will not be voted with respect to Mr. Nagaraj’s re-election, but will continue to be voted as directed or otherwise as set forth therein and described in the Proxy Statement with respect to all other matters properly brought before the 2017 Annual Meeting. If you have not yet returned your proxy card or submitted your voting instructions, please complete the card or submit instructions, disregarding Mr. Nagaraj’s name as a nominee for election as director. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the section of the Proxy Statement entitled “General Information about the Meeting and Voting.”

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Security Ownership of Certain Beneficial Owners and Management

 This supplement also updates the Security Ownership of Certain Beneficial Owners and Management table included on page 18 of the Proxy Statement to include an additional five-percent shareholder.

Under the SEC’s rules, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares.

The following updated table sets forth certain information as of April 10, 2017, regarding beneficial ownership of our Common Stock by:

·	each person who is known to us to own beneficially more than 5% of our Common Stock;

·	each director and each nominee for election as our director;

·	each executive officer named in the Summary Compensation Table of the Proxy Statement; and

·	all of our current directors and executive officers as a group.

The information on beneficial ownership in the table and the footnotes is based upon our records and the most recent Schedule 13D or 13G filed by each such person and information supplied to us by such person. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares subject to options which are exercisable within 60 days after April 10, 2017 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

Five-Percent Shareholders, Directors and Executive Officers (1)	Amount and Nature of Beneficial Ownership (2)
	Number of Shares	Percent of Total Outstanding (11)
Five-Percent Shareholders:
Horton Capital Partners Fund, LP (3) 1717 Arch Street, Suite 3920 Philadelphia, PA 19103	652,756	6.4%
Directors and Executive Officers:
C. Richard Kramlich (4)	2,767,688	27.2%
Jay T. Last, Ph.D. (5)	2,052,475	20.2%
Gordon R. Arnold (6)	1,198,007	11.7%
Robert C. Marshall	368,587	3.6%
Michael C. Farr (7)	169,594	1.7%
Tamara S. Allen (8)	159,279	1.6%
Varun Nagaraj (9)	440,621	4.1%
Anders B. Axelsson (10)	430,009	4.1%
All directors and executive officers as a group (8 persons)	7,586,260	74.0%

(1)	Unless otherwise indicated, the business address of each of the directors and executive officers listed in this table is: c/o Sierra Monitor Corporation, 1991 Tarob Court, Milpitas, California 95035.
(2)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3)	As reported on Schedule 13G/A on February 14, 2017. The Schedule 13G/A was filed jointly on behalf of Horton Capital Partners LLC (“HCP”), Horton Capital Management, LLC (“HCM”) and Joseph M. Manko, Jr., with respect to 652,756 shares of the Company’s common stock owned by Horton Capital Partners Fund, LP , a Delaware limited partnership (“HCPF”). Pursuant to investment management agreements, HCM maintains investment and voting power with respect to the securities held by HCPF. HCP is the general partner of HCPF. Mr. Manko is the managing member of both HCM and HCP. Each of HCP, HCM and Mr. Manko may be deemed to beneficially own 652,756 shares of the Company’s common stock.

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(4)	Includes 211,500 shares of common stock held by Pamela P. Kramlich, Mr. Kramlich’s wife.
(5)	Includes an aggregate of 14,200 shares of common stock held by Deborah R. Last, Dr. Last’s wife.
(6)	Includes (i) 1,098,007 shares of common stock held by The Gordon and Isabel Arnold Trust, of which Mr. Arnold is a grantor and trustee and (ii) an aggregate of 100,000 shares of common stock subject to stock options exercisable within 60 days of April 10, 2017.
(7)	Includes an aggregate of 32,917 shares of common stock subject to stock options exercisable within 60 days of April 10, 2017.
(8)	Includes an aggregate of 93,334 shares of common stock subject to stock options exercisable within 60 days of April 10, 2017.
(9)	Includes an aggregate of 437,500 shares of common stock subject to stock options exercisable within 60 days of April 10, 2017. As disclosed, Mr. Nagaraj departed from his executive officer positions at the Company and resigned from the Board of Directors on May 10, 2017.
(10)	Includes an aggregate of 427,083 shares of common stock subject to stock options exercisable within 60 days of April 10, 2017. As previously disclosed, Mr. Axelsson departed from his executive officer position at the Company on May 5, 2017.
(11)	Shares outstanding includes an aggregate of 653,334 shares of common stock subject to stock options exercisable within 60 days of April 10, 2017.

Sincerely,

/s/ Gordon R. Arnold
Gordon R. Arnold
Chairman

Milpitas, California

May 11, 2017

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